Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share (2000)

                                                     Three Months Ended
                                                         December 31,
                                                       1999           1998
                                              --------------  -------------
   Average number of shares outstanding          11,318,007      8,669,254
                                              ============== =============
   Net loss                                   $  (2,354,000)  $ (2,691,000)

   Less:  cumulative dividend on
     redeemable preferred stock               $     (28,000)  $   (195,000)
                                              --------------  -------------
   Loss applicable to common shares           $  (2,382,000)  $ (2,886,000)
                                              ==============  =============

   Net loss per share                         $       (0.21)  $      (0.33)
                                              ==============  =============